Exhibit 10.2

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (this “Amendment”) is entered into effective as of April 7, 2025, by and between WSCG, Inc., a Wyoming corporation (“Buyer”), HUMBL, Inc., a Delaware corporation (“Seller”), and WSCG HUMBL SPV, a series of SPV Mgmt LLC, a Delaware limited liability company (“Holding Company”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement (as defined below). Buyer, Seller and Holding Company are sometimes referred to herein collectively as the “Parties”.

A. The Parties entered into that certain Asset Purchase Agreement dated December 2, 2024 (as previously amended, the “Purchase Agreement”).

B. The Parties have agreed to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Use of Business Name. Seller agrees to apply to FINRA to change its entity name from HUMBL, Inc. to HUMBL Ventures, Inc. by June 30, 2025. Buyer grants Seller the right to use HUMBL, Inc. as its entity name until such time as it is allowed by FINRA to change its entity name.

3. Ticker Symbol. Buyer grants Seller the right to continue using the ticker symbol HMBL. Notwithstanding, the foregoing, Buyer may rescind such right at any time in the event Buyer is in the process of going public and desires to use the ticker symbol for itself by providing 90 days’ notice to Seller.

4. Brand Usage. Buyer grants Seller a limited, non-exclusive, non-transferable, royalty-free, and revocable license to use the HUMBL brand name, trademarks, service marks, logos, and associated branding elements (collectively, the “HUMBL Brand”) solely in connection with Seller’s operations under the name “HUMBL Ventures, Inc.”

The HUMBL Brand must always be used in conjunction with, and appear alongside, the name “HUMBL Ventures” and shall not be used independently or in any manner that may imply affiliation with any business operations other than those of HUMBL Ventures.

This license includes use of the HUMBL Brand in Seller’s corporate identity, marketing materials, websites, applications, investor communications, and other reasonable commercial uses consistent with past practice and the rebranding to HUMBL Ventures.

The license granted herein is subject to the following conditions:

- Seller shall use the HUMBL Brand in a manner consistent with the goodwill associated with the brand and shall not take any action that would materially harm or diminish such goodwill.

- Seller agrees to adhere to any brand guidelines or quality standards reasonably provided by Buyer, including requirements related to logo treatment, color usage, or placement, as updated from time to time.

- Seller shall not sublicense, assign, or otherwise transfer the license or any rights therein to any third party without the prior written consent of Buyer.

- Buyer retains all right, title, and interest in and to the HUMBL Brand, and nothing in this Amendment shall be construed to convey any ownership interest to Seller.

- Buyer may revoke this license upon ninety (90) days’ prior written notice to Seller if Buyer determines, in its reasonable discretion, that Seller’s use of the HUMBL Brand is materially detrimental to Buyer’s business, reputation, or branding strategy.

Upon termination or expiration of this license, Seller shall immediately cease all use of the HUMBL Brand and shall take commercially reasonable steps to remove or discontinue any references thereto in Seller’s business operations, marketing materials, and public-facing communications.

5. Other Terms Unchanged. The Purchase Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Purchase Agreement after the date of this Amendment is deemed to be a reference to the Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Purchase Agreement, the terms of this Amendment shall control.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

SELLER:

HUMBL, Inc.

By:
Thiago Moura, CEO

BUYER:

WSCG, Inc.

By:
Brian Foote, CEO

HOLDING COMPANY:

WSCG Humbl SPV, a series of SPV Mgmt, LLC

By:
Brian Foote, Manager

[Signature Page to Amendment to Asset Purchase Agreement]